CHATSWORTH DATA CORPORATION

CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2006 AND 2005

(UNAUDITED)

CHATSWORTH DATA CORPORATION
CONDENSED BALANCE SHEET
March 31, 2006
(Unaudited)

ASSETS
March 31,
2006
Current Assets
Cash	$552,424
Accounts receivable, net of $33,350
allowance for doubtful accounts	814,554
Inventory	1,128,783
Prepaid expenses	72,714
Total current assets	2,568,475

Property and equipment, net of accumulated depreciation	60,399

Deposits	21,996

Total assets	$2,650,870

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$301,294
Accrued expenses	137,495
Customer deposits	11,840
Total current liabilities	450,629

Stockholders' Equity
Common stock, $1 par value, 1,000 shares authorized,
780 shares issued and outstanding	780
Additional paid-in capital	2,313,095
Accumulated deficit	(113,634)

Total stockholders' equity	2,200,241

Total liabilities and stockholders' equity	$2,650,870

The accompanying notes are an integral part of these condensed financial statements.

CHATSWORTH DATA CORPORATION
CONDENSED STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(Unaudited)
	Three months	Three months
	ended	ended
	March 31, 2006	March 31, 2005

Sales	$1,515,896	$1,594,387

Cost of sales	1,185,525	1,137,277

Gross profit	330,371	457,110

Selling, general and administrative expenses	271,366	455,269

Income from operations	59,005	1,841

Other income (expense)
Rental income	—	23,801
Miscellaneous Income	16	—
Interest income	4,350	2,428
Total other income	4,366	26,229

Net income	63,371	28,070

Accumulated deficit at January 1, 2006 and 2005, respectively	(177,005)	(528,011)
Distributions to stockholders	—	(148,000)
Accumulated deficit at March 31, 2006 and 2005, respectively	$ (113,634)	$ (647,941)

The accompanying notes are an integral part of these condensed financial statements.

CHATSWORTH DATA CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(Unaudited)
	Three months	Three months
	ended	ended
	March 31,	March 31,
	2006	2005
Operating Activities:
Net income	$63,371	$28,070
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	4,329	6,231
Change in operating assets and liabilities:
Accounts receivable	(86,659)	(41,419)
Inventory	(179,516)	129,363
Prepaid expenses	(38,114)	24,159
Accounts payable	(25,646)	(29,781)
Accrued liabilities	13,670	276,343
Income taxes payable	(46,025)	0
Customer deposits	(11,744)	2,982

Net cash (used in) provided by operating activities	(306,334)	395,948

Investing Activities:
Acquisition of equipment	(702)	(651)

Net cash used in investing activities	(702)	(651)

Financing Activities:
Distributions to stockholders	—	(148,000)

Net cash used in financing activities	—	(148,000)

(Decrease) increase in cash and cash equivalents	(307,036)	247,297

Cash and cash equivalents - January 1, 2006 and 2005, respectively	859,460	561,644

Cash and cash equivalents - March 31, 2006 and 2005, respectively	$552,424	$808,941

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	—	—
Income taxes	—	—

The accompanying notes are an integral part of these condensed financial statements.

CHATSWORTH DATA CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2006 (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Chatsworth Data Corporation (the Company) was incorporated in California in 1969. The Company manufactures equipment for optical readers and read heads, impact recorders and indicators, and cable test equipment. The Company conducts the operations from one location located in Chatsworth, California.

From time to time cash builds up in the business or as unusual transactions occur such as the sale of the Company’s building in 2005. On these occasions, the shareholders declare distributions. These distributions are necessary in part to fund income tax due on the corporation’s income since it is an S corporation and a proportional share of the Company’s income is taxed on the individual shareholder’s tax returns and part as returns on their past investments.

Interim Consolidated Financial Statements

The interim condensed financial statements presented have been prepared by the Company without audit, and in the opinion of the management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of statements of (a) the results of operations for the three months ended March 31, 2006 and 2005, (b) the financial position at March 31, 2006 and (c) the cash flows for the three months ended March 31, 2006 and 2005. Interim results are not necessarily indicative of the results for a full year. The interim financial statements should be read in conjunction with the Company’s financial statements as of and for the years ended December 31, 2005 and 2004 that have been audited by the Company's independent registered public accounting firm and included elsewhere in the Form 8-K.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Major Customers and Foreign Revenue

For the three months ended March 31, 2006, the Company had two major customers, which accounted for 21% and 14% of its total sales. The amount due from these customers included in trade accounts receivable as of March 31, 2006 was $195,513 and $220,266, respectively. For the three months ended March 31, 2005, the Company had one major customer, which accounted for 31% of its total sales. The amount due from this customers included in trade accounts receivable as of March 31, 2005 was $342,270.

For the three months ended March 31, 2006, foreign revenue comprised approximately 35% of the Company’s total revenues. Revenues from Asia and Europe comprised approximately 20% and 7% of the Company’s total revenues, respectively. For the three months ended March 31, 2005, foreign revenues comprised approximately 49% of the Company’s total revenues. Revenues from Asia and Europe comprised approximately 3% and 38% of the Company’s total revenues, respectively.

Recent Accounting Pronouncements

During the first quarter of 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), which revises SFAS No. 123. SFAS 123R also supersedes APB No. 25 and amends SFAS No. 95, “Statement of Cash Flows”. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options granted to employees in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. The adoption of SFAS No. 123R did not have any impact on the Company’s financial statement presentation or disclosures.

During the first quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. The adoption of SFAS No. 151 did not have a material impact on the Company’s financial statement presentation or disclosures.

During the first quarter of 2006, the Company adopted SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29” (“SFAS No. 153”). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions”, to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. The adoption of SFAS No. 153 did not have any impact on the Company’s financial statement presentation or disclosures.

During the first quarter of 2006, the Company adopted SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 is a replacement of APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - (an Amendment of APB Opinion No. 28)” and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 establishes retrospective application as the required method for reporting a change in accounting principle, and provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. Retrospective application is the application of a different accounting principle to a prior accounting period as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. SFAS No. 154 also addresses the reporting of the correction of an error by restating previously issued financial statements. The adoption of SFAS No. 154 did not have any impact on the Company’s financial statement presentation or disclosures

NOTE 2 - INVENTORIES (Unaudited)

Inventories at March 31, 2006 consist of the following:

Raw materials	$757,407
Work in process	130,989
Finished goods	240,387
$1,128,783

NOTE 3 - PROPERTY AND EQUIPMENT (Unaudited)

Property and equipment at March 31, 2006 consist of the following:

Improvements	$21,200
Machinery and equipment	423,829
Furniture and fixtures	306,103
751,132
Less accumulated depreciation	690,733

$60,399

Depreciation expense for the three months ended March 31, 2006 and 2005 was $4,329 and $6,231 respectively.

NOTE 4 - SUBSEQUENT EVENT

In October 2005 the Company’s stockholders entered into a Letter of Intent to sell their stock in the Company to a newly formed holding company, Adera Mines Limited (Adera).  The Letter of Intent, originally set to expire on November 4, 2005, was extended. The Company’s shareholders are in the process of completing a Purchase Agreement whereby Adera will purchase all of the outstanding shares of the Company for approximately $4,000,000 cash, the issuance of a note in the face amount of $2,000,000, and 250,000 shares of Adera stock. In addition the Company will distribute $1,000,000 as a dividend to the stockholders prior to the purchase. The Purchase Agreement is expected to be completed in August, 2006.